                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                  FORM 8-K/A



               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                               December 20, 1997
                                Date of Report
                       (Date of earliest event reported)



                     ADVANCED DEPOSITION TECHNOLOGIES, INC
            (Exact name of registrant as specified in its charter)



                                   Delaware
                (State or other jurisdiction of incorporation)



        1-12230                                            04-2865714
(Commission File Number)                       (IRS Employer Identification No.)




                        Myles Standish Industrial Park
                           580 Myles Standish Blvd.
                         Taunton, Massachusetts, 02780
             (Address of principal executive offices)  (Zip Code)



                                (508) 823-0707
             (Registrant's telephone number, including area code)

     Item 2.   Acquisition or Disposition of Assets
               ------------------------------------

     On December 20, 1997, Advanced Deposition Technologies, Inc. ("ADT") purchased (the "Acquisition") 65% of the capital stock of Alexander Boxall, S.A., a corporation organized under the law of Spain ("ABSA"). ABSA manufactures and distributes AC capacitor components for lighting and motors. The Acquisition is being accounted for as a purchase whereby ADT will be deemed to have acquired ABSA for financial reporting purposes. ADT intends to continue to use the assets of ABSA to manufacture and distribute AC capacitor components.

     ADT purchased 50% of the capital stock of ABSA from Pedro Nunez-Barranco Guembe and the remaining 15% from Alexander Peter Boxall. The remaining 35% of ABSA is owned by Mr. Boxall.

     In conjunction with the Acquisition, ADT paid Mr. Nunez-Barranco Guembe $2,800,000 and agreed to pay Mr. Nunez-Barranco Guembe $990,000, plus interest accruing at 5.39% per annum, on December 19,1999, in exchange for his shares in ABSA. In conjunction with the Acquisition, ADT issued to Mr. Boxall 280,000 shares of its common stock in exchange for 15% of the shares in ABSA. The 280,000 shares were issued from treasury stock and represent 6.6% of ADT's outstanding stock after the Acquisition.

     Effective upon the closing of the Acquisition, ADT expanded its Board of Directors from six to seven members and appointed Mr. Boxall to fill the vacancy created by such expansion. Mr. Boxall will be the Managing Director of ABSA. Effective upon the closing of the Acquisition, three executive officers of ADT were elected to ASBA's five-member Board of Directors. The remaining directors are Mr. Boxall and his wife, Maria Franchesca Martinez Vegas.

     ADT develops, manufactures, markets and sells standard and proprietary metallized films for energy management applications, primarily within the electronics and microwave food packaging industries. ADT sells film to ABSA for use in ABSA's capacitor components. In ADT's 1995, 1996 and 1997 fiscal years, ADT sales to ABSA amounted to approximately $2,620,000, $453,000 and $602,000, respectively. There are no other material relationship between ADT (or any of ADT's affiliates, officers or directors (or any associates thereof))and ABSA or the sellers.

     To consummate the Acquisition, ADT used $1,800,000 of its working capital, plus a $1,000,000 term loan (the "Term Loan")from its primary lender, National Bank of Canada. The Term Loan, plus accrued interest, are due and payable in June 1998 and are secured by all of ADT's assets, including a pledge of the shares of ABSA acquired in the Acquisition.

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
              -----------------------------------------------------------------

     (a) Financial Statements of Business Acquired.
         -----------------------------------------

     Audited financial statements of ABSA for the following periods:

         (i)   Balance Sheets as of December 18, 1997 and December 31, 1996

         (ii) Statements of Income and Retained Earnings for the period from January 1, 1997 to December 18, 1997 and the year ended December 31, 1996

         (iii) Statements of Cash Flows for the period from January 1, 1997 to December 18, 1997 and the year ended December 31, 1996

         (iv)  Notes to Financial Statements

     The foregoing financial statements, together with the Report of Independent Certified Public Accountants, are included on pages F-1 through F-12.


     (b) Pro Forma Financial Information.
         -------------------------------

         (i) Unaudited Pro Forma Consolidated Financial Information Introductory Statement

         (ii) Unaudited Pro Forma Consolidated Statement of Income for the Year Ending December 31, 1997

         (iii) Notes to Pro Forma Consolidated Financial Information

     The foregoing Pro Forma financial information is included on pages P-1 through P-3.


     (c) Exhibits.
         --------

     The following exhibits are filed as part of this report pursuant to Item 601 of Regulation S-K:

          Exhibit 2.1 Share Purchase Agreement, dated December 19, 1997, between ADT and Pedro Nunez-Barranco Guembe (Previously filed)

          Exhibit 2.2 Share Purchase Agreement, dated December 19, 1997, between ADT and Alexander Peter Boxall (Previously filed)

          Exhibit 23 Consent of BDO Audiberia (filed herwith)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  May 8, 1998                      ADVANCED DEPOSITION TECHNOLGIES, INC.



                                        /s/ Mark Thomas
                                        ------------------------------
                                        Mark Thomas
                                        Chief Financial Officer

                             FINANCIAL STATEMENTS:



                                                        CONTENTS

================================================================================

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS         F-2


  Balance sheets                                           F-3 - F-4

  Statements of income and retained earnings               F-5

  Statements of cash flows                                 F-6

  Notes to financial statements                            F-7 - F-12

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Stockholders and Board of Directors of Alexander Boxall, S.A.


We have audited the accompanying consolidated balance sheets of Alexander Boxall, S.A. as of December 18, 1997 and December 31, 1996 and the related statements of income and retained earnings and cash flows for the period from January 1, 1997 to December 18, 1997 and the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Spain and the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alexander Boxall, S.A. at December 18, 1997 and December 31, 1996, and the results of its operations and its cash flows for the periods then ended, in conformity with generally accepted accounting principles in Spain.

Generally accepted accounting principles in Spain, in so far as they relate to Alexander Boxall, S.A., do not vary in significant respects from generally accepted accounting principles in the United States of America (U.S. GAAP).

                                            BDO Audiberia

                                            /s/ Peter Houdelet

                                            Peter Houdelet
                                            Partner


Madrid, Spain
March 11, 1998

                                                                  Balance Sheets

=======================================================================================
                                                             DECEMBER 18,  December 31,
                                                                 1997          1996
---------------------------------------------------------------------------------------
                                                                   (In Thousands)
ASSETS

CURRENT:
 Cash and cash equivalents (Note 2(b))                             $  688        $  164
 Accounts receivable, net of allowances for doubtful
  accounts of $246 in 1997 and $74 in 1996 (Note 7)                 5,131         4,366
 Inventories (Note 2(c))                                            1,919         2,238
 Prepaid expenses and other                                           507           726
---------------------------------------------------------------------------------------
   Total current assets                                             8,245         7,494
---------------------------------------------------------------------------------------
PROPERTY AND EQUIPMENT, at cost (Note 2(d)):
 Machinery and equipment                                            3,120         3,620
 Furniture and fixtures                                               479           437
 Leasehold improvements                                                98           112
 Vehicles                                                             125           170
---------------------------------------------------------------------------------------
                                                                    3,822         4,339

 Less - accumulated depreciation and amortization                   2,749         2,779
---------------------------------------------------------------------------------------
   Net property and equipment                                       1,073         1,560
---------------------------------------------------------------------------------------
OTHER ASSETS, net of accumulated amortization (Note 2(e))             581           457
---------------------------------------------------------------------------------------
   Total assets                                                    $9,899        $9,511
=======================================================================================

                                                                  Balance Sheets

=======================================================================================
                                                             DECEMBER 18,  December 31,
                                                                 1997          1996
---------------------------------------------------------------------------------------
                                                                   (In Thousands)
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Due to financial institutions (Note 3)                         $3,884         $3,959
 Accounts payable                                                2,881          3,238
 Accrued expenses                                                  829            469
---------------------------------------------------------------------------------------
   Total current liabilities                                     7,594          7,666

LONG-TERM OBLIGATIONS                                               13            137
---------------------------------------------------------------------------------------
   Total liabilities                                             7,607          7,803
---------------------------------------------------------------------------------------

COMMITMENTS (Notes 3 and 4)

STOCKHOLDERS' EQUITY:
 Common stock, no par value, 21,000 shares
   authorized and issued                                           160            160
 Retained earnings                                               2,374          1,548
 Foreign currency translation adjustment (Note 2j)                (242)             -
---------------------------------------------------------------------------------------
   Total stockholders' equity                                    2,292          1,708
---------------------------------------------------------------------------------------
   Total liabilities and stockholders' equity                   $9,899         $9,511
=======================================================================================

                                 See accompanying notes to financial statements.

                                      Statements of Income and Retained Earnings

============================================================================================
                                                                 JANUARY 1 TO    Year Ended
                                                                 DECEMBER 18,   December 31,
                                                                     1997           1996
--------------------------------------------------------------------------------------------
                                                                       (In Thousands)

PRODUCT SALES (Note 2(g))                                           $15,336        $15,299

COST OF SALES                                                         8,044          9,032
--------------------------------------------------------------------------------------------
    Gross profit                                                      7,292          6,267

OPERATING EXPENSES                                                    5,554          5,922
--------------------------------------------------------------------------------------------
    Operating income                                                  1,738            345
--------------------------------------------------------------------------------------------
OTHER INCOME (EXPENSE):
  Interest income                                                         9             39
  Interest expense                                                     (401)          (591)
  Other expense, net                                                    (76)           303
--------------------------------------------------------------------------------------------
    Total other expense, net                                           (468)          (249)
--------------------------------------------------------------------------------------------
    Income before income taxes                                        1,270             96

INCOME TAXES (Notes 2(f) and 8)                                         444             17
--------------------------------------------------------------------------------------------
NET INCOME                                                              826             79

RETAINED EARNINGS, beginning of period                                1,548          1,469
--------------------------------------------------------------------------------------------
RETAINED EARNINGS, end of period                                    $ 2,374        $ 1,548
============================================================================================

                                 See accompanying notes to financial statements.

                                                        Statements of Cash Flows

============================================================================================
                                                                 JANUARY 1 TO    Year Ended
                                                                 DECEMBER 18,   December 31,
                                                                     1997           1996
--------------------------------------------------------------------------------------------
                                                                       (In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                        $   826        $    79
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization                                       341            253
    Changes in assets and liabilities:
     Accounts receivable                                             (1,366)           603
     Inventories                                                         27            117
     Prepaid expenses and other                                         127           (170)
     Accounts payable                                                    66           (558)
     Accrued expenses                                                   431            (82)
--------------------------------------------------------------------------------------------
      Net cash provided by operating activities                         452            242
--------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                   (50)          (328)
  (Increase) decrease in other assets                                  (188)           109
--------------------------------------------------------------------------------------------
      Net cash used for investing activities                           (238)          (219)
--------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) from financial institutions               452            (36)
  Repayments of long-term obligations                                  (108)            (7)
--------------------------------------------------------------------------------------------
      Net cash provided by (used for) financing activities              344            (43)
--------------------------------------------------------------------------------------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND
 cash equivalents                                                       (34)             -
--------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                    524            (20)

CASH AND CASH EQUIVALENTS, beginning of period                          164            184
--------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, end of period                            $   688        $   164
============================================================================================

                                 See accompanying notes to financial statements.

================================================================================
                         NOTES TO FINANCIAL STATEMENTS

1. OPERATIONS         Alexander Boxall, S.A. (the "Company") is a manufacturer
                      of electronic capacitors used for lighting and motor applications.

2. SIGNIFICANT        The accompanying financial statements reflect the
   ACCOUNTING         application of certain significant accounting policies,
   POLICIES           including those described below.

                      (a)  Estimates and Assumptions

                      The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      (b)  Cash and Cash Equivalents

                      The Company considers all investments purchased with original maturities of less than three months to be cash equivalents.

                      (c)  Inventories

                      Inventories are stated at the lower of cost (first-in, first-out) or market and consist of the following (in thousands):


                       December 31,                            1997     1996
                       -------------------------------------------------------
                       Raw materials                         $ 1,288  $ 1,263
                       Work in process                            91      177
                       Finished goods                            615      798
                       -------------------------------------------------------
                       Less:  Reserve for obsolescence            75        -
                       -------------------------------------------------------
                       Net                                   $ 1,919  $ 2,238
                       =======================================================

================================================================================

2. SIGNIFICANT      (d)  Property and Equipment
   ACCOUNTING
   POLICIES         Property and equipment is stated at cost.  The Company
   (Continued)      provides for depreciation and amortization by charges to
                    operations over the estimated useful lives of property and equipment using the straight-line and units-of-production methods as follows:


                                                                   Estimated
                    Classification                                 Useful Life
                    ------------------------------------------------------------
                    Machinery and equipment                         15 years
                    Furniture and fixtures                           5 years
                    Leasehold improvements                        Terms of lease
                    Vehicles                                         4 years

                    (e)  Other Assets

                    The Company capitalizes the costs of obtaining patents and trademarks and is amortizing such costs over a five-year period.

                    (f)  Income Taxes

                    The Company provides for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Under the liability method specified by SFAS No. 109, a deferred tax asset or liability is determined based on the difference between the financial statement and tax basis of assets and liabilities, as measured by the enacted rates assumed to be in effect when these differences reverse.

                    (g)  Revenue Recognition

                    The Company recognizes revenues on its product sales upon shipment.

================================================================================

2. SIGNIFICANT       (h)  Research and Development Expenses
   ACCOUNTING
   POLICIES          The Company charges research and development expenses to
   (Continued)       operations as incurred.

                     (i)  Financial Instruments

                     The estimated fair value of the Company's financial instruments, which include accounts receivable and accounts payable approximates their carrying value.

                     (j)  Foreign Currency Translation

                     Assets and liabilities are translated into U.S. dollars at the rates of exchange at the balance sheet date, and related revenues and expenses are translated at average exchange rates in effect during the period. Resulting translation adjustments are recorded as a component of stockholders' equity.

3. DUE TO FINANCIAL  The Company receives cash in advance at a discount on
   INSTITUTIONS      specific accounts receivable balances. The customers have
                     agreements with the bank to make payments directly to the bank. The Company is indebted to the bank until the agreements are paid in full.

================================================================================

4. COMMITMENTS

   Operating Leases   The Company leases its facilities, vehicles and other
                      equipment under operating leases that expire through December 25, 1999. The Company's manufacturing operations are maintained in a leased facility which is owned by the shareholders of the Company under a lease expiring on December 31, 2006. Future minimum lease payments as of December 18, 1997 are as follows (in thousands):

                      Fiscal Year                            Amount
                      ---------------------------------------------
                      1998                                 $  172
                      1999                                    173
                      2000                                    168
                      2001                                    168
                      2002                                    168
                      Thereafter                              672
                      ---------------------------------------------
                      Total                                $1,521
                      =============================================
                      Rent expense included in the accompanying consolidated statements of operations is approximately $167,000 and $319,000 for 1997 and 1996, respectively.

================================================================================

5.  CONCENTRATION OF         Statement of Financial Accounting Standards No.
    CREDIT RISK              105, "Disclosure of Information About Financial
                             Instruments with Off-Balance-Sheet Risk and
                             Financial Instruments with Concentrations of Credit
                             Risk," requires disclosure of any significant off-balance-sheet and credit risk concentrations.
                             Although collateral is not required, the Company periodically reviews its accounts and provides estimated reserves for potential credit losses.

                             (a)  Significant Customers

                             Product sales to significant customers for the periods ended December 18, 1997 and December 31, 1996 in excess of 10% of sales were as follows:

                                                     Percentage of Product Sales
                                                     ---------------------------
                             Customer                     1997         1996

                             A                            10.0%         8.7%

                             (b)  Export Sales

                             Export sales as a percentage of revenues were made to the following geographic regions in 1997 and 1996, respectively:

                             Region                       1997         1996
                             ---------------------------------------------------
                             Europe                       85.9%        79.3%
                             South America                 9.1         10.0
                             Far East                      4.7          4.7
                             North America                 0.3          0.4
                             Africa                          -          5.6

================================================================================

6. SUPPLEMENTAL DISCLOSURE   Cash paid during the year for (in thousands):
   OF CASH FLOW INFORMATION
                                                          1997         1996
                             ---------------------------------------------------
                             Interest                     $392         $514

                             Income taxes                 $171         $ 16

7.  RELATED PARTY            The Company sells its products to companies in
    TRANSACTION              which a stockholder of the Company owns an equity
                             interest. Sales to these companies were $3,102,990 in 1997 and $1,023,256 in 1996. Receivables from these related parties were $515,455 and $80,990 at December 18, 1997 and December 31, 1996, respectively.


8.  INCOME TAXES             Income taxes are provided at the statutory rate of
                             35% and are currently payable.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Consolidated Statement of Income for the twelve months ended December 31, 1997 give effect to the acquisition of Alexander Boxall, S.A. ("ABSA") under the purchase method of accounting as if the acquisition had been consummated on January 1, 1997. The historical financial information for the twelve months ended December 31, 1997 for ABSA has been obtained from the financial statements of ABSA which were audited by BDO Audiberia. The historical financial information for the twelve months ended December 31, 1997 for Advanced Deposition Technologies, Inc. (the "Company") has been obtained from the Statement of Operations as presented in the Company's Form 10-KSB for the twelve months ended December 31, 1997.

     The Unaudited Pro Forma Consolidated Statement of Income is based on the individual financial statements of ABSA and the Company under the adjustments set forth in the accompanying Notes to the Pro Forma Consolidated Financial Information. No Pro Forma Balance Sheet as of December 31, 1997 is presented as the ABSA acquisition is reflected in the December 31, 1997 Balance Sheet contained in the Company's Form 10-KSB for the twelve months ended December 31, 1997.

     The Unaudited Pro Forma Consolidated Statement of Income may not be indicative of the results that would actually have occurred if the ABSA acquisition had been in effect on the date indicated or which may be expected in the future. The Unaudited Pro Forma Consolidated Statement of Income should be read in conjunction with the historical financial statements and accompanying notes of the Company and ABSA.

                     ADVANCED DEPOSITION TECHNOLOGIES, INC.

             PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                     FOR THE YEAR ENDING DECEMBER 31, 1997
                  (in thousands, except shares and share data)

                                                Historical
                                  --------------------------------------
                                     Advanced
                                    Deposition
                                  Technologies,     Alexander               Pro Forma           Pro Forma
                                       Inc.       Boxall, S.A.    Total    Adjustments        Consolidated
REVENUES
 Product sales                          $11,750        $15,723   $27,473       $  (376)  (A)   $    25,422
                                                                                (1,675)  (B)
 Royalties, licenses and
  Other                                     500             --       500            --                 500
                                        -------        -------   -------       -------         -----------
     Total revenues                      12,250         15,723    27,973        (2,051)             25,922
COST OF REVENUES                         10,102          8,251    18,353          (201)  (A)        16,977
                                                                                (1,175)  (B)
                                        -------        -------   -------       -------         -----------

 Gross profit                             2,148          7,472     9,620          (675)              8,945
SELLING, GENERAL
AND ADMINISTRATIVE
EXPENSES                                  1,782          5,701     7,483          (143)  (A)         6,840
                                                                                  (500)  (B)
RESEARCH AND
DEVELOPMENT EXPENSES                        324             --       324            --                 324
AMORTIZATION EXPENSE                        154             --       154           130   (C)           284
                                        -------        -------   -------       -------         -----------

     Operating income (loss)               (112)         1,771     1,659          (162)              1,497
                                        -------        -------   -------       -------         -----------
OTHER INCOME (EXPENSE):
 Interest income                             91             10       101            --                 101
 Interest Expense                          (274)          (417)     (691)           18   (A)          (827)
                                                                                  (154)  (D)
 Other expense, net                         (63)           (81)     (144)            2   (A)          (142)
                                        -------        -------   -------       -------         -----------

 Total other expense, net                  (246)          (488)     (734)         (134)               (868)
                                        -------        -------   -------       -------         -----------
 Income (Loss) before income
  taxes and minority
  interest                                 (358)         1,283       925          (296)                629
INCOME TAXES                                  4            448       452            (4)  (A)           448
                                        -------        -------   -------       -------         -----------

NET INCOME (LOSS)                       $  (362)       $   835   $   473       $  (292)        $       181
Before Minority Interest
in Net Income of Subsidiary
                                        =======        =======   =======       =======         ===========

NET INCOME (LOSS)
 APPLICABLE TO:
 Majority interest                      $  (368)       $   543   $   175       $  (286)        $      (111)
 Minority interest                            3            292       295            (3)                292
                                        -------        -------   -------       -------         -----------

NET INCOME                              $  (365)       $   835   $   470       $  (289)        $       181
                                        =======        =======   =======       =======         ===========

INCOME PER SHARE
 Basic                                                                                               $0.04
 Diluted                                                                                              0.04
                                                                                               ===========
Weighted average common shares
 outstanding                                                                                    4,242,,017
                                                                                               ===========

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Note 1 - Pro Forma Adjustments (in thousands)

     (A) To eliminate the effects on the Company's historical statement of operations of the consolidation of Alexander Boxall, S.A.'s operating activity since the date of acquisition.

     (B)  To eliminate intercompany transactions.

     (C) To recognize the amortization of the excess of purchase price over the fair value of net assets of subsidary (goodwill) for the Company's
          65% investment in Alexander Boxall, S.A.

          Effect on net income for the full-year amortization of
           goodwill                                                     $138
          Less: Amount recognized in financial statements                  8
                                                                        ----

                    Pro forma adjustment                                $130
                                                                        ====

     (D) To recognize interest expense connected to the financing of the acquisition on a $1,000,000 bank loan and a $990,000 note payable to the former shareholder.

          Effect on net income for the full-year interest expense       $160
          Less: Amount recognized in financial statements                  6
                                                                        ----

                    Pro forma adjustment                                $154
                                                                        ====

                                 EXHIBIT INDEX
                                 ------- -----

          Exhibit 2.1 Share Purchase Agreement, dated December 19, 1997, between ADT and Pedro Nunez-Barranco Guembe (Previously filed)

          Exhibit 2.2 Share Purchase Agreement, dated December 19, 1997, between ADT and Alexander Peter Boxall (Previously filed)

          Exhibit 23 Consent of BDO Audiberia (filed herewith)